UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 16, 2009, Vonage Holdings Corp. (the “Company”) reached a definitive agreement to settle a previously disclosed investigation into certain of the Company’s business practices by the attorneys general of certain states. The settlement will be filed for Court approval where such approval is required. There was no finding of any violation or wrongdoing by the Company, and the 32 states participating in the settlement have released the Company and its affiliates from the matters investigated.

In connection with the settlement, the Company agreed to pay an aggregate of $3.0 million to the participating states, including to cover legal and investigation fees incurred. To improve the customer experience and promote continued customer satisfaction, the Company also agreed to implement certain enhancements to its business practices, many of which the Company implemented prior to completion of the settlement. The Company also agreed to provide refunds for certain affected consumers. The Company previously made a reserve in the second quarter of 2009 for the amount of the payment to the states and the customer refunds, and in September 2009, placed into escrow the $3 million payment to the states.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: November 16, 2009	By:	/s/ JOHN S. REGO
John S. Rego Executive Vice President, Chief Financial Officer and Treasurer

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